UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO CORP. is referred to herein as “FOMO”, “the Company”, “we”, or “us”.

Item 7.01 Regulation FD Disclosure.

On January 10, 2022, FOMO’s minority investment Himalaya Technologies, Inc. formerly known as Homeland Resources Ltd. (OTC: HMLA; “Himalaya”) removed its wholly owned cannabis social network Kanab Club (https://www.kanab.club/) from open beta. After several months of closed and open testing with over one hundred users, the site’s platform has been proven to be stable and scalable and is now ready to layer on additional functionality. The business’ programmers have completed an invite engine for subscriber contacts, a friend recommendation engine, messaging functionality, public and private feeds, a general chat forum (“Hotbox”; https://discord.gg/2HxqKNMWPd) interconnecting with Discord, and third-party interconnections including Weedmaps (https://weedmaps.com/). Going forward, management is budgeting development of a stock chat room, blogging, 420 dating, e-commerce, and iOS and Android apps, much of which is targeted for completion in phases by the end of 2022. FOMO currently owns approximately 28% of Himalaya’s diluted shares outstanding. There can be no assurances that the site’s owner Himalaya will raise adequate capital for this project and be successful in its resubmission of its Form 10 and effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: January 11, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer